CREDIT SUISSE

Confidential

Project Equinox

14 December 2010

PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION

Table of contents

1. Introduction and situation overview

Introduction

- This presentation has been prepared by Credit Suisse for the meeting of the Board of Directors of Novartis AG ("Novartis") to be held on December 14, 2010 with respect to the proposed merger (the "Merger") between Alcon, Inc. ("Alcon") and Novartis
- This presentation covers the following agenda points:
  - Valuation of Alcon
  - Valuation of Novartis
  - Analysis of the financial terms of the Merger, its financial consequences, as well as a review of the merger consideration offered
- In arriving at our opinion, we have reviewed:
  - the draft Merger Agreement dated December 14, 2010;
  - financial forecasts as provided to us by Alcon and Novartis and we have discussed these forecasts with the respective management teams;
  - certain publicly available business and financial information relating to Alcon and Novartis;
  - certain other information relating to Alcon and Novartis, including financial forecasts relating to Alcon and Novartis;
  - and we have met or had other discussions with the managements of Alcon and Novartis, respectively
- We have reviewed a draft of the Merger Agreement dated December 14, 2010 and have assumed that this document, when executed, will conform to the draft reviewed by us in all respects material to our analyses

Transaction overview

Financial terms	■ Merger consideration value of US$168 composed of: – Stock consideration equal to the exchange ratio – Cash-settled, non-transferable put option exercisable for an amount equal to the Contingent Value Amount, without interest ■ If Novartis share value equals US$60: 2.8 Novartis shares plus put option (which will not lead to a cash payment in this case) ■ If Novartis share value is greater than US$60: number of Novartis shares obtained by dividing US$168 by the Novartis share value plus put option (which will not be lead to a cash payment in this case) ■ If the Novartis share value is less than US$60: – 2.8 Novartis shares; plus – an additional number of Novartis shares determined by multiplying the dividend adjustment value by 2.8 and dividing the result by the Novartis share value; plus – a put option which in this case will be automatically exercised for cash in an amount in US$ equal to US$168 minus the sum of the value of 2.8 Novartis shares and additional number of shares as computed above – The dividend adjustment value is the lesser of the Novartis 2010 dividend per share, converted to US$, or US$60 less the average daily closing price per Novartis share in the ten days prior to the Alcon general shareholder meeting to approve the merger ■ We understand that the exchange ratio may be changed from 2.8 Novartis shares to 2.85 Novartis shares to comply with the Swiss Merger Act, but that any such change would not impact the aggregate value of the merger consideration or the analyses underlying our opinion
Transaction structure	■ Alcon's assets, liabilities and contracts shall be transferred to Novartis in their entirety ■ Alcon will not pay any further dividends until closing of the transaction
Key closing conditions	■ Approval of merger agreement and all related resolutions at the shareholder meetings of Alcon and Novartis ■ SEC declaration of the F-4 form effective ■ Approval of the SIX Exchange and the NYSE of the listing of any newly issued Novartis Shares and Novartis ADSs, respectively ■ No order or injunction has been issued by any governmental authority or a competent court that (i) prohibits the completion of the merger and (ii) is enforceable in Switzerland
Other	■ Alcon represents and warrants that the approval and execution of the merger agreement shall constitute and cause the termination of the litigation trust

Financials forecasts used

	Novartis	Alcon
Source of information	▪ Financial analyses for Novartis are based on consolidated 2010-2014 Novartis forecasts (including Alcon at 77% ownership level) and equity research consensus – Novartis standalone financial forecasts were provided by Novartis management and have been adapted to include the transaction financing relating to the purchase by Novartis from Nestlé as well as the consolidation of Alcon (Alcon financials are based on Novartis financial forecasts for Alcon). Consolidated forecasts have been reviewed and approved by Novartis management – The equity research consensus case is based on I/B/E/S, with manually calculated consensus forecasts where no I/B/E/S forecasts available	▪ Financial analyses for Alcon are based on Novartis's consolidated forecasts for Alcon for 2010-2014, which was provided, reviewed and approved by Novartis's management. Novartis management has advised us that these consolidated forecasts for Alcon were based on publicly-available consensus analyst projections as adjusted and approved by Novartis ▪ We also reviewed Alcon's 2010-2013 Strategic Plan, which included certain Alcon forecasts for 2010-2013, but did not include estimates for depreciation and amortization or changes in net working capital. Because the Novartis forecasts for Alcon were lower than the Alcon forecasts, we used the Novartis forecasts for purposes of our analyses, but we also present a summary of the Alcon management forecasts for informational purposes
Due diligence	▪ We performed initial due diligence on Novartis' financial forecasts on November 17 during a meeting with members of the M&A and Strategic Planning teams – Following this we have been in continuous discussions with members of both teams ▪ We also had the opportunity to discuss the broader strategy and key topics with the CEO and CFO on November 24	▪ As Novartis originally performed due diligence on Alcon in 2007 / 2008, subsequent interactions were largely confined to updating the financials with the latest consensus financials – We have discussed the financial and business prospects of Alcon with Novartis management; furthermore we note that the Novartis forecasts for Alcon are broadly in line with research and Alcon's management forecasts for Alcon ▪ We performed initial due diligence on Alcon's 2010-2013 Strategic Plan (provided on 7 December 2010) over a conference call with Alcon's CEO, CFO, General Counsel and Treasurer and IR Head
Treatment of synergies	▪ The Novartis standalone financial forecasts, unless otherwise stated, include the synergies achievable through the ownership of 77% of Alcon	▪ Incremental synergies achievable through 100% consolidation

2. Alcon valuation

Alcon – Summary valuation

Alcon summary valuation


Alcon - Implied value per share (US$)
100
120
140
160
180
200
220
Current share price US$160.72
Merger consideration US$168.00

	Alcon - Implied value per share (US$)	Implied EV/EBITDA[(1)] 2011E	Comments
Trading range			
52-week range	135.00 – 170.18	12.3x–15.7x	▪ High on 13/10/10, low on 26/05/10
Broker target prices	168.00 – 192.00	15.5x–17.8x	▪ Some broker target prices are based on expectations of Novartis takeover
Trading comparables			
2011E EV/EBITDA	116.93 – 147.59	10.5x–13.5x	▪ Multiples applied to '11E EBITDA of 3,134m based on Novartis projections for Alcon ▪ Range of 10.5x to 13.5x based on trading comparables
2011E P/E	140.96 – 170.86	12.9x–15.8x	▪ Multiples applied to '11E net income of 2,619m based on Novartis projections for Alcon ▪ Range of 16.5x to 20.0x based on trading comparables
Precedent premia (applied to range of trading comparables)			
2011E EV/EBITDA	139.14 – 175.64	12.7x–16.2x	▪ Midpoint of observed premia range of 15% - 23% applied to trading comparables
2011E P/E	167.75 – 203.33	15.5x–19.0x	
DCF			
Alcon per NVS management	141.07 – 180.40	12.9x–16.7x	▪ 4-year DCF with WACC sensitised 7% - 9%, trailing EBITDA exit multiple of 11x - 14x Synergies valued based on Novartis WACC of 8% and exit multiple of 8x
Alcon per NVS management including synergies	142.90 – 182.22	13.0x–16.9x	

Source: Novartis and Alcon management, equity research and FactSet. Alcon financials based on Novartis projections for Alcon.

Note: Valuation date as of 13 December 2010, DCF valuation date as of 30 September 2010. Fully diluted shares of 306.6m as of 30 November 2010, net cash of US$2,942m (total debt of US$342m; total cash/cash equivalents of US$2,963m and long-term investments of US$273m, adjusted for cash-settled SARs of US$1.6m and litigation trust cash of US$49.9m) as of 30 September 2010.

(1) Based on 2011E EBITDA of US$3,134m as per Novartis projections for Alcon.

Comparative forecasts

Revenue - Alcon



(US$ in millions)
Revenue
10,000
8,000
6,000
4,000
2,000
0
7,159
7,100
7,728
7,739
8,272
8,387
8,850
9,245
10%
8%
7%
10%
20%
16%
12%
8%
4%
0%
Percentage growth
2010
2011
2012
2013
NVS base case for Alcon
ACL base case
NVS growth
ACL growth

Capex - Alcon



(US$ in millions)
Capex
500
400
300
200
100
0
359
327
388
317
396
344
441
324
5%
5%
5%
5%
20%
16%
12%
8%
4%
0%
Capex % of sales
2010
2011
2012
2013
NVS base case for Alcon
ACL base case
NVS % of sales
ACL % of sales

EBIT - Alcon



(US$ in millions)
EBIT
5,000
4,000
3,000
2,000
1,000
0
2,585
2,485
2,883
2,856
3,153
3,137
3,391
3,467
36%
37%
38%
38%
100%
80%
60%
40%
20%
0%
EBIT margin
2010
2011
2012
2013
NVS base case for Alcon
ACL base case
NVS margin
ACL margin

Net income - Alcon



(US$ in millions)
Net income
4,000
3,000
2,000
1,000
0
2,324
2,213
2,619
2,564
2,890
2,834
3,153
3,175
32%
34%
35%
36%
100%
80%
60%
40%
20%
0%
Net income margin
2010
2011
2012
2013
NVS base case for Alcon
ACL base case
NVS margin
ACL margin

Source: Novartis and Alcon information.

Alcon – Trading comparables
Valuation



2011E EV / EBITDA
Pharma
Median: 11.0x
Surgical
Median: 8.2x
Consumer
Median: 11.0x
14.8x
14.7x
14.8x
12.9x
11.6x
10.5x
6.9x
6.3x
11.5x
8.5x
8.4x
8.3x
8.0x
7.5x
7.5x
6.8x
11.7x
10.3x
Alcon NVS case (1)
Alcon Broker case (2)
Novo-Nordisk
Celgene
Allergan
Shire
Amgen
Gilead
Varian Medical Systems
C.R. Bard
Carl Zeiss Meditec
St Jude Medical
Synthes
Stryker
Smith & Nephew
Carefusion
Essilor
Cooper Companies



2011E P / E
Median: 15.8x
Median: 14.3x
Median: 18.2x
18.8x
19.2x
21.6x
19.1x
16.8x
14.9x
10.2x
9.1x
19.5x
17.5x
15.7x
14.6x
14.0x
13.9x
13.6x
12.5x
19.8x
16.5x
Alcon NVS case(1)
Alcon Broker case (2)
Novo-Nordisk
Allergan
Celgene
Shire
Amgen
Gilead
Varian Medical Systems
Carl Zeiss Meditec
Synthes
Stryker
C.R. Bard
Carefusion
Smith & Nephew
St Jude Medical
Essilor
Cooper Companies

Summary valuation

EV/EBITDA valuation	2011E	2011E EV/EBITDA multiples			Enterprise value range		
(US$ in millions, except for per share amounts)	EBITDA	Low	-	High	Low	-	High
Total	**3,134**	**10.5x**	-	**13.5x**	**32,907**	-	**42,309**
(-) Net debt / (cash)					(2,942)	-	(2,942)
Equity value range					**35,849**	-	**45,251**
Fully diluted shares outstanding					307	-	307
Implied value per share					**116.93**	-	**147.59**
Implied 2011E P/E multiple					13.7x	-	17.3x
P/E valuation	2011E	2011E P/E multiples			Equity value range		
(US$ in millions, except for per share amounts)	Net income	Low	-	High	Low	-	High
Total	**2,619**	**16.5x**	-	**20.0x**	**43,218**	-	**52,385**
Fully diluted shares outstanding					307	-	307
Implied value per share					**140.96**	-	**170.86**
Implied 2011E EBITDA multiple					12.9x	-	15.8x

Source: FactSet as of 13 December 2010, company filings and I/B/E/S consensus estimates. Alcon financials: Fully diluted shares of 306.6m as of 30 November 2010, net cash of US$2,942m (total debt of US$342m; total cash/cash equivalents of US$2,963m and long-term investments of US$273m, adjusted for cash-settled SARs of US$1.6m and litigation trust cash of US$49.9m) as of 30 September 2010.
(1) Based on Alcon per NVS management case.
(2) Based on I/B/E/S estimates.

Preliminary Alcon DCF valuation
Novartis base case for Alcon

Revenue - Alcon



(US$ in millions)
10,000
8,000
6,000
4,000
2,000
0
Revenue
7,159
7,728
8,272
8,850
9,592
10%
8%
7%
7%
8%
2010
2011
2012
2013
2014
20%
16%
12%
8%
4%
0%
Percentage growth
NVS base case for Alcon
NVS growth

EBITDA - Alcon



(US$ in millions)
5,000
4,000
3,000
2,000
1,000
0
EBITDA
2,856
3,134
3,437
3,732
4,063
40%
41%
42%
42%
42%
2010
2011
2012
2013
2014
100%
80%
60%
40%
20%
0%
EBITDA margin
NVS base case for Alcon
NVS margin

Implied share price

EBITDA exit multiple	WACC				
	7.0%	7.5%	8.0%	8.5%	9.0%
11.0x	150.58	148.12	145.72	143.37	141.07
12.0x	160.52	157.86	155.27	152.74	150.26
13.0x	170.46	167.61	164.82	162.10	159.45
14.0x	180.40	177.35	174.38	171.47	168.63

Share price sensitivity [1]

Δ EBITDA margin	Δ Annual revenue growth				
	(2.0%)	(1.0%)	-	1.0%	2.0%
(2.0%)	145.09	151.04	157.20	163.59	170.20
(1.0%)	148.59	154.69	161.01	167.57	174.35
-	152.08	158.34	164.82	171.54	178.50
1.0%	155.58	161.99	168.63	175.52	182.64
2.0%	159.07	165.64	172.44	179.49	186.79

Source: Novartis and Alcon information, FactSet.
Note: DCF valuation date as of 30 September 2010. Fully diluted shares of 306.6m as of 30 November 2010, net cash of US$2,942m (total debt of US$342m; total cash/cash equivalents of US$2,963m and long-term investments of US$273m, adjusted for cash-settled SARs of US$1.6m and litigation trust cash of US$49.9m) as of 30 September 2010.
(1) At WACC of 8% and exit multiple of 13.0x.

Precedent premia paid analysis

Precedents criteria

- Global and US based listed companies
- More than US$100m paid for the minorities
- Announcement date after 01-Jan-2006
- Acquiror has more than 50% of the target's capital before the transaction
- Acquiror is seeking to achieve c.100% of target's capital after the transaction

Global


30%
20%
10%
0%
17.1%
14.8%
1 Day
19.3%
16.3%
1 Week
22.4%
18.9%
1 Month
Mean
Median

US


30%
20%
10%
0%
17.9%
15.9%
1 Day
21.0%
16.8%
1 Week
22.7%
18.3%
1 Month
Mean
Median

Source: SDC as of 7 December 2010 and CS analysis.

Synergies
Summary overview and NPV analysis

- Synergies achievable following the completion of Novartis purchase from Nestlé are included in the Novartis standalone financial forecasts
- Incremental synergies achievable through 100% ownership have been valued separately
- Valuation assumptions
  - Novartis assumes incremental cost synergies of US$100m for 100% ownership
  - Synergies phased in over first three years post-acquisition (33% in 2011, 71% in 2012 and 100% from 2013 onwards)
  - Restructuring / other costs associated with synergies assumed in each of the first four years
  - Synergies discounted at a WACC of 8.0% and EBITDA exit multiple of 8.0x based on Novartis valuation assumptions
  - Tax rate of 25% based on Novartis valuation assumptions

Synergies valuation analysis

(US$ in millions)

	2011E	2012E	2013E	2014E
Synergies - 100% ownership	33	71	100	100
Transaction fees	(20)	–	–	–
Restructuring costs	(43)	(95)	(114)	(52)
Total synergies	**(30)**	**(24)**	**(14)**	**48**
Taxes	7	6	3	(12)
Tax rate	*25.0%*	*25.0%*	*25.0%*	*25.0%*
Total synergies net of tax	**(22)**	**(18)**	**(10)**	**36**

NPV 4-Yr cash flow	**(18)**
Perpetuity value	**577**
Total	**559**
NPV per share	**1.82**

Synergies value per share

EBITDA exit multiple	WACC 7.0%	7.5%	8.0%	8.5%	9.0%
7.0x	1.66	1.62	1.59	1.56	1.52
7.5x	1.78	1.74	1.71	1.67	1.64
8.0x	1.90	1.86	1.82	1.79	1.75
8.5x	2.02	1.98	1.94	1.90	1.86
9.0x	2.15	2.10	2.06	2.02	1.98

3. Novartis valuation

Novartis – Summary valuation and implied exchange ratio

Novartis summary valuation

	Novartis - Implied value per share (US$) low	Novartis - Implied value per share (US$) high	Implied [(1)] EV/EBITDA 2011E	Implied exchange ratio at US$168	Comments
Trading range					
52-week range	52.25	62.27	8.3x–9.7x		▪ High on 01/03/10, low on 30/07/10
Broker target prices	49.61	77.52	8.0x–11.7x		▪ High (Cit; 06/12/10 / Collins Stewart; 18/11/10), low (CA Chevreux; 06/12/10)
Trading comparables					
2011E EV/EBITDA	46.01	57.16	7.5x–9.0x	3.7x–2.9x	▪ Multiples applied to '11E EBITDA excluding associates of US$17,064m ▪ Range of 7.5x to 9.0x based on trading comparables
2011E P/E	54.60	68.97	8.7x–10.6x	3.1x–2.4x	▪ Multiples applied to '11E core net income of US$13,194m ▪ Range of 9.5x to 12.0x based on trading comparables
DCF					
Base case	53.33	71.36	8.5x–10.9x	3.2x–2.4x	▪ 4-year DCF with WACC sensitised 7%-9%, trailing EBITDA exit multiple of 7x - 9x
Broker consensus case (I/B/E/S)	47.38	63.12	7.7x–9.8x	3.5x–2.7x	

Current share price US$54.88

Source: Novartis information, equity research and FactSet. Novartis financials based on Novartis (including 77% of Alcon) management projections.

Note: DCF valuation date as of 30 September 2010.

Current CHF/US$ FX rate of 0.9676 used. Fully diluted shares of 2,295.6m as of October 2010, total net debt of US$18,968m as of 30 September 2010 (total debt of US$26,962m and total cash/cash equivalents of US$7,994m), minorities adjustment for 23% of Alcon not already owned of US$11,594m based on current stock price as of 13 December 2010 and investments in associates (33.33% of 160m bearer shares in Roche and 31.379m shares in Idenix) of US$8,208m based on current stock price as of 13 December 2010.

(1) Based on 2011E EBITDA of US$17,064m as per Novartis projections.

Novartis – Trading comparables

Valuation

2011E EV/EBITDA



Median: 6.5x
8.7x
8.4x
7.7x
7.6x
7.5x
7.3x
7.0x
6.5x
5.6x
5.5x
5.4x
4.8x
4.7x
Novartis Base case (1)
Novartis Broker case (2)
Johnson & Johnson
Roche
Abbott
Bayer
GSK
Merck & Co
Bristol-Myers Squibb
Sanofi-Aventis
Eli Lilly
AstraZeneca
Pfizer

2011E P/E



Median: 9.8x
9.5x
10.2x
13.0x
12.4x
11.7x
10.5x
10.2x
9.8x
9.5x
7.9x
7.5x
7.3x
7.3x
Novartis Base case (1)
Novartis Broker case (2)
Bayer
Johnson & Johnson
Bristol-Myers Squibb
GSK
Abbott
Roche
Merck & Co
Eli Lilly
Pfizer
Sanofi-Aventis
AstraZeneca

Summary valuation

EV/EBITDA valuation	2011E	2011E EV/EBITDA multiples			Enterprise value range		
(US$ in millions, except for per share amounts)	EBITDA	Low	–	High	Low	–	High
Total	**17,064**	**7.5x**	–	**9.0x**	**127,980**	–	**153,576**
(-) EV adjustments					22,354	–	22,354
Equity value range					**105,626**	–	**131,222**
Fully diluted shares outstanding					2,296	–	2,296
Implied value per share					**46.01**	–	**57.16**
Implied 2011E P/E multiple					8.0x	–	9.9x

P/E valuation	2011E	2011E P/E multiples			Equity value range		
(US$ in millions, except for per share amounts)	Net income	Low	–	High	Low	–	High
Total	**13,194**	**9.5x**	–	**12.0x**	**125,340**	–	**158,324**
Fully diluted shares outstanding					2,296	–	2,296
Implied value per share					**54.60**	–	**68.97**
Implied 2011E EBITDA multiple					8.7x	–	10.6x

Source: FactSet as of 13 December 2010, company filings and I/B/E/S consensus estimates. Novartis financials: Fully diluted shares of 2,295.6m as of October 2010, total net debt of US$18,968m as of 30 September 2010 (total debt of US$26,962m and total cash/cash equivalents of US$7,994m), minorities adjustment for 23% of Alcon not already owned of US$11,594m based on current stock price as of 13 December 2010 and investments in associates (33.33% of 160m bearer shares in Roche and 31.379m shares in Idenix) of US$8,208m based on current stock price as of 13 December 2010.

(1) Based on Novartis (including 77% of Alcon) projections. P/E based on core net income. Pro-forma multiples for 2010E are 2.7x EV/Revenue, 8.7x EV/EBITDA and 9.6x for P/E.

(2) Based on I/B/E/S estimates.

Preliminary Novartis DCF valuation

Revenue


(US$ in millions)
Revenue
Percentage growth
54,311
50,733
55,096
56,550
57,728
58,093
60,543
58,156
67,384
60,275
2010 (1)
2011
2012
2013
2014
Novartis
Broker consensus
Novartis growth
Broker consensus growth

EBITDA


(US$ in millions)
EBITDA
EBITDA margin
17,084
16,018
17,064
17,639
17,153
17,921
17,846
18,040
20,908
18,161
2010(1)
2011
2012
2013
2014
Novartis
Broker consensus
Novartis margin
Broker consensus margin

Share price - Novartis base case

EBITDA exit multiple	WACC 7.0%	7.5%	8.0%	8.5%	9.0%
7.0x	57.70	56.57	55.46	54.38	53.33
7.5x	61.11	59.91	58.75	57.60	56.49
8.0x	64.53	63.26	62.03	60.82	59.64
8.5x	67.94	66.61	65.31	64.04	62.80
9.0x	71.36	69.96	68.59	67.26	65.96

Share price - I/B/E/S consensus

EBITDA exit multiple	WACC 7.0%	7.5%	8.0%	8.5%	9.0%
7.0x	51.26	50.25	49.28	48.32	47.38
7.5x	54.22	53.16	52.13	51.11	50.13
8.0x	57.19	56.07	54.98	53.91	52.87
8.5x	60.16	58.98	57.83	56.71	55.61
9.0x	63.12	61.89	60.68	59.50	58.35

Share price sensitivity - Novartis base case (2)

Δ EBITDA margin	Δ Annual revenue growth (2.0%)	(1.0%)	-	1.0%	2.0%
(2.0%)	51.86	54.42	57.08	59.83	62.68
(1.0%)	54.13	56.80	59.55	62.41	65.36
-	56.41	59.17	62.03	64.99	68.05
1.0%	58.69	61.54	64.50	67.56	70.73
2.0%	60.96	63.92	66.97	70.14	73.42

Share price sensitivity - I/B/E/S consensus (2)

Δ EBITDA margin	Δ Annual revenue growth (2.0%)	(1.0%)	-	1.0%	2.0%
(2.0%)	45.65	48.00	50.44	52.96	55.57
(1.0%)	47.74	50.18	52.71	55.33	58.04
-	49.83	52.36	54.98	57.69	60.50
1.0%	51.92	54.54	57.25	60.06	62.97
2.0%	54.01	56.72	59.52	62.43	65.44

Source: Novartis information, equity research and FactSet. Novartis financials based on Novartis (including 77% of Alcon) projections.
Note: DCF valuation date as of 30 September 2010. Fully diluted shares of 2,295.6m as of October 2010, total net debt of US$18,968m as of 30 September 2010 (total debt of US$26,962m and total cash/cash equivalents of US$7,994m), minorities adjustment for 23% of Alcon not already owned of US$11,594m based on current stock price as of 13 December 2010 and investments in associates (33.33% of 160m bearer shares in Roche and 31.379m shares in Idenix) of US$8,208m based on current stock price as of 13 December 2010. Novartis base case DCF excludes income from associates.
(1) 2010 is pro-forma for Alcon. Broker case includes 5 months of Alcon.
(2) At WACC of 8% and exit multiple of 8.0x.

4. Transaction analysis

Accretion / dilution analysis

- This analysis shows the financial effects of the acquisition of the remaining stake in Alcon on Novartis as measured by EPS accretion / dilution
- Share buyback following closing, with share buyback and cash consideration totalling US$6bn
- Assumes transaction closing date of 30 April 2011
- Assumes incremental cost synergies of US$100m associated with 100% ownership and restructuring / other costs associated with synergies assumed in each of the first four years

Accretion / dilution (based on Novartis share price of CHF 53.10/US$ 54.88)



Core earnings
Reported earnings
0%
(1%)
(2%)
(3%)
(4%)
(5%)
(0.3%)
(0.9%)
(3.8%)
(4.3%)
2011
2012

Core EPS accretion / dilution – sensitivity to Novartis share price (in US$)

	12/2011E	12/2012E
50	(0.7%)	(1.4%)
55	(0.3%)	(0.9%)
60	(0.0%)	(0.5%)
65	0.2%	(0.1%)
70	0.4%	0.2%

Note: Accretion / dilution calculated over average number of shares outstanding.
(1) Based on Novartis share price of CHF 53.10 / US$ 54.88 as of 13 December 2010.

5. Summary conclusions

Summary conclusion

Based upon and subject to the foregoing and our letter (the "Opinion Letter") to be delivered in connection herewith, it is our opinion that, as of the date of the Opinion Letter, the Merger Consideration (as defined therein) is fair to Novartis from a financial point of view.

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